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                                                                      EXHIBIT 99

PROXY                                                                      PROXY
                      [LOGO OF ENSERCH EXPLORATION, INC.]

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR SPECIAL MEETING NOVEMBER 15, 1996

  The undersigned hereby appoints F. S. Addy and D. W. Biegler, or either of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of Enserch Exploration, Inc., to be held at 301 South Harwood Street, Dallas, Texas, on Friday, November 15, 1996, at 3:00 p.m., and at any adjournments or postponements thereof, all the shares of Common Stock of the Corporation in the name of the undersigned or which the undersigned may be entitled to vote on the proposal to approve the Plan of Merger and the transactions contemplated therein ("Plan of Merger") and the proposal to approve the Revised and Amended 1996 Stock Incentive Plan ("Stock Plan Amendment"), each as described in the accompanying Joint Proxy Statement/Prospectus and, in their discretion, upon all such other matters as may properly come before said meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IT IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (Continued and to be signed on reverse side.)

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                           ENSERCH EXPLORATION, INC.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends a vote FOR the Plan of Merger.

1. Approval of Plan of Merger

             FOR          AGAINST          ABSTAIN
             [ ]            [ ]              [ ]

The Board of Directors recommends a vote FOR the Stock Plan Amendment.

2. Approval of the Stock Plan Amendment

             FOR          AGAINST          ABSTAIN
             [ ]            [ ]              [ ]

3. In their discretion, upon such other matters as may properly come before the meeting.

                                       Dated: _______________, 1996

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                                       -----------------------------------------
                                            Signature of Shareholder(s)

                                       THIS PROXY MUST BE SIGNED EXACTLY AS NAME
                                       APPEARS HEREON. EXECUTORS,
                                       ADMINISTRATORS, TRUSTEES, ETC., SHOULD
                                       GIVE FULL TITLE AS SUCH. IF THE SIGNER IS
                                       A CORPORATION, PLEASE SIGN FULL CORPORATE
                                       NAME BY DULY AUTHORIZED OFFICER.